EXHIBIT 10.2

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS, AND NEITHER THIS NOTE NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) AN EXEMPTION FROM SUCH REGISTRATION EXISTS AND THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF SUCH NOTE, WHICH COUNSEL AND OPINION ARE SATISFACTORY TO THE COMPANY, THAT SUCH NOTE MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS.

10% SUBORDINATED PROMISSORY NOTE

$______________________	Wellington, Florida
___________________, 200_

The Quantum Group, Inc., a Nevada corporation (the “Company”), the principal office of which is located at 3420 Fairlane Farms Road, Suite C, Wellington, Florida 33414, for value received hereby promises to pay to __________________________________, or its registered assigns (the “Holder”), the sum of $__________________, or such other amount as shall then equal the outstanding principal amount hereof and all accrued and unpaid interest, as set forth below, on the earliest to occur of (i) November _, 2009, (ii) closing of a firmly underwritten public offering or a private placement of the Company’s securities subsequent to this offering of the Notes (including, without limitation, a private offering of the Company’s securities to be managed by J.P. Turner & Company, L.L.C.), resulting in gross proceeds to the Company of at least $3.0 million (a “Qualified Offering”), or (iii) when declared due and payable upon the occurrence of an Event of Default (as defined below) (the “Maturity Date”).  Payment for all amounts due hereunder shall be made by wire transfer of immediately available funds, in lawful tender of the United States, to an account designated in writing by the Holder. This Note is issued pursuant to that certain Subscription and Registration Rights Agreement by and among the Company and the Investors described therein, dated as of the date hereof, as the same may from time to time be amended, modified or supplemented (the “Subscription Agreement”). Capitalized terms used in this Note that are not defined herein shall have the respective meanings given such terms in the Subscription Agreement.  The Holder of this Note is subject to certain restrictions set forth in the Subscription Agreement and shall be entitled to certain rights and privileges set forth in the Subscription Agreement.  This Note is one of the 10% Subordinated Promissory Notes referred to as the “Notes” in the Subscription Agreement.  In addition to the Note, the Holder shall also be entitled to receive certain Equity Consideration, as set forth under the terms of the Subscription Agreement.

The following is a statement of the rights of the Holder of this Note and the conditions to which this Note is subject, and to which the Holder hereof, by the acceptance of this Note, agrees:

1.

Definitions. As used in this Note, the following terms, unless the context otherwise requires, have the following meanings:

(i)

“Company” includes any corporation that, to the extent permitted by this Note or the Subscription Agreement, shall succeed to or assume the obligations of the Company under this Note.

(ii)

“Holder,” when the context refers to a holder of this Note, shall mean any person who shall at the time be the registered holder of this Note.

2.

Interest. Until all outstanding principal and all accrued and unpaid interest on this Note shall have been paid in full, interest on the unpaid principal balance of this Note shall accrue from the date hereof at the rate of ten percent (10%) per annum (the “Initial Interest Rate”). In the event that the principal amount of this Note and all accrued and unpaid interest is not paid in full when such amount becomes due and payable, the Initial Interest Rate shall increase to twelve percent (12%) per annum and shall continue to accrue on the outstanding balance until such outstanding balance is paid.

3.

Events of Default. If any of the events specified in this Section 3 shall occur (herein individually referred to as an “Event of Default”), the Company agrees to give the Holder prompt written notice of such event. The Holder may, so long as such condition exists or has not  been cured during the applicable cure period (whether or not the Holder has received notice of such event), declare the entire principal and unpaid accrued interest hereon immediately due and payable, by notice in writing to the Company:

(i)

Failure by the Company to make any payment hereunder when due, which failure has not been cured within thirty (30) days following such due date; or

(ii)

Any breach by the Company of any material representation, warranty or covenant in this Note or the Subscription Agreement which results in a Material Adverse Effect on the Company business, operations or financial condition; provided, that, in the event of any such breach, such breach shall not have been cured by the Company within 30 days after the earlier to occur of (a) written notice to the Company of such breach, and (b) the knowledge by the Company of such breach; or

(iii)

The institution by the Company of proceedings to be adjudicated as bankrupt or insolvent, or the consent by it to institution of bankruptcy or insolvency proceedings against it or the filing by it of a petition or answer or consent seeking reorganization or release under the federal Bankruptcy Act, or any other applicable federal or state law, or the consent by it to the filing of any such petition or the appointment of a receiver, liquidator, assignee, trustee or other similar official of the Company, or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the taking of corporate action by the Company in furtherance of any such action; or

(iv)

If, within sixty (60) days after the commencement of an action against the Company seeking any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such action shall not have been resolved in favor of the Company or all orders or proceedings thereunder affecting the operations or the business of the Company stayed, or if the stay of any such order or proceeding shall thereafter be set aside, or if, within sixty (60) days after the appointment without the consent or acquiescence of the Company of any trustee, receiver or liquidator of the Company or of all or any substantial part of the properties of the Company, such appointment shall not have been vacated.

4.

Prepayment. The principal amount of this Note together with accrued interest thereon is subject to prepayment, in whole or part, at any time at the option of the Company.  In the case of any prepayment of less than the total principal amount outstanding on the Note, the prepayment shall be applied first to the interest owed and then to installments of principal in the inverse order of their maturity.

5.

Subordination. The indebtedness represented by this Note shall be subordinate to all other existing and future indebtedness of the Company.

6.

Covenants.

6.1

Affirmative Covenants of the Company. The Company covenants and agrees that, between the date hereof and the date of repayment of all principal and interest on this Note, the Company shall:

6.1.1

Ordinary Course Operations.  Operate the Company business only in the ordinary course.

6.1.2

Corporate Existence. At all times cause to be done all things reasonably necessary to maintain, preserve and renew its corporate existence and all material licenses, authorizations and permits necessary to the conduct of its businesses.

6.1.3

Properties. Maintain and keep its properties in good repair, working order and condition, normal wear and tear expected.

6.1.4

Compliance with Laws. Comply with all applicable laws, rules and regulations of all governmental authorities, the violation of which could reasonably be expected to have a material adverse effect.

6.1.5

Books and Records. Maintain proper books of record and account which present fairly in all material respects its financial condition and results of operations and make provisions on its financial statements for all such proper reserves as in each case are required in accordance with generally accepted accounting principles (“GAAP”), consistently applied.

6.1.6

Taxes and Other Liabilities. Pay and discharge when due any and all indebtedness, obligations, assessments and taxes, except as may be properly extended or those subject to good faith contest or as to which a bona fide dispute may exist that is being diligently pursued.

6.2

Negative Covenants of the Company. The Company covenants and agrees that, between the date hereof and the repayment of all principal and interest on this Note, the Company shall not:

6.2.1 Ability to Perform Obligations. Become subject to (including, without limitation, by way of amendment to or modification of), any agreement or instrument which by its terms would (under any circumstances) restrict the right of the Company to perform the provisions of this Note.

6.2.2 Amend the Certificate of Incorporation or Bylaws. Amend its Certificate of Incorporation or Bylaws in any manner that adversely affects the rights associated with this Note without the prior consent of a majority in interest of the outstanding Notes.

6.2.3 Dividends. Make a distribution upon its capital stock, whether in cash, property, stock, or other securities and whether or not a regular cash dividend, or Subscription, redeem or otherwise acquire or retire for value any of its capital stock or any warrants, rights or options to Subscription or acquire any shares of its capital stock, without the prior consent of a majority in interest of the outstanding Notes.

6.2.4 Affiliates. Effect an extraordinary transaction not contemplated pursuant to the Subscription Agreement with any “affiliate” (as such term is defined in Rule 405 of the Securities Act) of the Company, without prior notice to the Holder.

6.2.5 Mergers, Etc. Without prior notice to the Holder, (i) merge or consolidate with or into, or permit any of its subsidiaries to merge or consolidate with or into, any corporation, or (ii) sell, lease, transfer or otherwise dispose of all or any substantial part of its assets (except in the ordinary course of business), whether now owned or hereafter acquired, unless the Company or one of its subsidiaries would be the acquiring or surviving party in such transaction and no Event of Default shall have occurred and be continuing at the time of such proposed transaction or would result therefrom.

7.

Assignment. Subject to the restrictions on transfer described in this Note, the rights and obligations of the Company and the Holder of this Note shall be binding upon and benefit the successors and assigns of the parties.  This Note may not be assigned or transferred by the parties except in accordance with the terms hereof.

8.

Waiver and Amendment. Any provision of this Note may be amended, waived or modified upon the written consent of the Company and the Holder pursuant to the Subscription Agreement.

9.

Transfer of this Note. With respect to any offer, sale or other disposition of this Note, the Holder will give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of such Holder’s counsel, which counsel must be acceptable to the Company, to the effect that such offer, sale or other distribution may be effected without registration or qualification (under any federal or state law then in effect). Promptly upon receiving such written notice and opinion, the Company, as promptly as practicable, shall notify such Holder that such Holder may sell or otherwise dispose of this Note, all in accordance with the terms of the notice delivered to the Company.  Each Note thus transferred shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Securities Act, unless in the opinion of counsel for the Company such legend is not required. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions.

10.

Treatment of Note. To the extent permitted by U.S. GAAP, the Company will treat, account and report the Note as debt and not equity for accounting purposes and with respect to any returns filed with federal, state or local tax authorities.

11.

Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or if faxed with confirmation of receipt by telephone or if mailed by registered or certified mail, postage prepaid, at the respective addresses of the parties as set forth in the Subscription Agreement. Any party hereto may by notice so given change its address for future notice hereunder. Notice shall conclusively be deemed to have been given when personally delivered, faxed, or when deposited in the mail in the manner set forth above and shall be deemed to have been received when delivered.

12.

No Stockholder Rights.  Nothing contained in this Note shall be construed as conferring upon the Holder or any other person the right to vote or to consent or to receive notice as a stockholder in respect of meetings of stockholders for the election of directors of the Company or any other matters or any rights whatsoever as a stockholder of the Company.

13.

Usury. This Note is hereby expressly limited so that in no event whatsoever, whether by reason of acceleration of maturity of the loan evidenced hereby or otherwise, shall the amount paid or agreed to be paid to the Holder hereunder for the loan, use, forbearance or detention of money exceed that permissible under applicable law. If at any time the performance of any provision of this Note or of any other agreement or instrument entered into in connection with this Note involves a payment exceeding the limit of the interest that may be validly charged for the loan, use, forbearance or detention of money under applicable law, then automatically and retroactively, ipso facto, the obligation to be performed shall be reduced to such limit, it being the specific intent of the Company and the Holder that all payments under this Note are to be credited first to interest as permitted by law, but not in excess of (i) the agreed rate of interest set forth herein or therein or (ii) that permitted by law, whichever is the lesser, and the balance toward the reduction of principal. The provisions of this Section 13 shall never be superseded or waived and shall control every other provision of this Note and all other agreements and instruments between the Company and the Holder entered into in connection with this Note.

14.

Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of Nevada, excluding that body of law relating to conflict of laws.

15.

Heading; References. All headings used herein are used for convenience only and shall not be used to construe or interpret this Note. Except where otherwise indicated, all references herein to Sections refer to Sections hereof.

16.

Waiver. The Company hereby waives demand, notice, presentment, protest and notice of dishonor.

* * * * *

IN WITNESS WHEREOF, the Company has caused this Note to be issued this ___ day of ________________ 2009.

The Quantum Group, Inc.

By:
Name:
Title:

Name of Holder:

Address:

Wiring Instructions to the Escrow Agent:

Please See Attached Wire Instructions.